EXHIBIT 16.1

October 11, 2013

Securities and Exchange Commission
100 F. Street, NE
Washington, D.C. 20549

Commissioners:

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on September 30, 2013, to be filed by our former client, Speedemissions, Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

Sincerely,

Habif, Arogeti & Wynne, LLP
Atlanta, Georgia

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